UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2024

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:
This Current Report on Form 8-K/A (this “Amended Report”) amends and restates in its entirety the Current Report on Form 8-K filed on April 24, 2024 at 4:07 p.m. Eastern Time (the “Original Report”) by Cidara Therapeutics, Inc. (the “Company”). This Amended Report is being filed solely to file the exhibits referenced in the Original Report as being filed by amendment not later than April 29, 2024. Except as set forth above, the information contained in this Amended Report speaks as of the filing date of the Original Report and does not reflect events that may have occurred subsequent to the date of the Original Report.
Item 1.01 Entry into a Material Definitive Agreement.
On April 24, 2024, the Company and NAPP Pharmaceutical Group Limited, a company organized under the laws of England (“NAPP”), and an affiliate of Mundipharma Medical Company (“Mundipharma”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to NAPP, effective as of April 24, 2024, all of the Company’s rezafungin acetate assets, including all of the Company’s right to receive future milestones and royalties under the License Agreement, dated July 26, 2022 between the Company and Melinta Therapeutics, LLC, as amended, (the “Melinta License Agreement”) and the License and Collaboration Agreement dated September 3, 2019 between the Company and Mundipharma, as amended, (the “Mundipharma Collaboration Agreement”), all rezafungin intellectual property rights, including patents and know-how, all product data, regulatory approvals and documentation, rezafungin and comparator inventory, specified prepaid assets and specified contracts, in exchange for NAPP’s assumption of certain liabilities of the rezafungin business, including the ongoing costs of the ReSPECT Phase 3 clinical trial and the ReSTORE Phase 3 clinical trial in China and the Company’s obligations from and after closing under the Melinta License Agreement, the Commercial Supply Agreement dated January 23, 2023 between the Company and Melinta and the Commercial Supply Agreement, dated December 12, 2022 between the Company and Mundipharma (the “Commercial Supply Agreement”).
The Company, NAPP and Mundipharma also entered into an Assignment and Novation Agreement to transfer the Mundipharma Collaboration Agreement and Commercial Supply Agreement from the Company to NAPP (the “Novation Agreement”). In the Novation Agreement, Mundipharma agreed to forgive the Company’s obligation to refund a $11.145 million development milestone advance due as of December 31, 2024, net of royalties, to Mundipharma under the Mundipharma Collaboration Agreement, provided that (a) the Company performs its obligation to provide carryover services under a Transition Services Agreement with NAPP (the “TSA”) for a period of 45 days following the closing, (b) the Company delivers all of the purchased assets, including product know-how and product-data, in accordance with the Purchase Agreement and a know-how transfer plan delivered in connection with the Purchase Agreement and (c) the Company performs its obligation to provide other services in accordance with the TSA for 75 days following the closing. If such conditions are not met, the Company will be obligated to refund the development milestone advance, net of royalties, within 10 business days of the date on which it is determined that the conditions for forgiveness were not satisfied. Prior to the execution of the Purchase Agreement, Mundipharma paid the Company the $2.786 million milestone that became payable under the Mundipharma Collaboration Agreement for the approval of rezafungin acetate for the treatment of invasive candidiasis in adults by the United Kingdom Medicines and Healthcare products Regulatory Agency.
The Purchase Agreement contains customary representations, warranties and indemnities of the Company and NAPP relating to the purchased assets, excluded assets of the Company, excluded liabilities of the Company and liabilities assumed by NAPP and some specific indemnities from the Company. The indemnity obligations for breach of representations and warranties are subject to certain claims exclusions, deductibles and caps on liabilities. The Purchase Agreement contains a covenant that the Company will not and will cause any subsidiaries not to, own an interest in, license any right to, operate, engage in, manage, control, render financial or other assistance to, or otherwise be connected to the business of developing, manufacturing, or commercializing any echinocandin antifungal product anywhere in the world (a “Competitive Activity”) for a period of seven years. If the Company is acquired by a third party engaged in a Competitive Activity, the continuation of that business will not constitute a breach of the non-compete so long as the third party does not use the assets of the Company and its subsidiaries in order to conduct the Competitive Activity during the exclusivity period.
In connection with the Purchase Agreement and as a condition to entering into the Purchase Agreement, the Company entered into an amendment, dated April 23, 2024, to the Melinta License Agreement (the “Melinta License Amendment”) that, among other changes, modified the regulatory milestones payable upon receipt of marketing approval of the current rezafungin acetate product for an Additional Indication (as defined in the Melinta License Agreement). The Melinta License Agreement, as amended, was assigned and novated to NAPP at the closing of the asset sale.
The foregoing description of the terms of the Purchase Agreement, Novation Agreement, and Melinta License Amendment are not complete and are qualified in their entirety by reference to the Purchase Agreement, Novation Agreement, and Melinta License Amendment, which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
See Item 1.01 above, which is incorporated by reference into this Item 1.02.
Item 2.01 Completion of Acquisition or Disposition of Assets.
See Item 1.01 above, which is incorporated by reference into this Item 2.01.
Forward-Looking Statements
This Current Report on Form 8-K/A contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the sale of the rezafungin acetate assets. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: potential litigation relating to the proposed transaction that could be instituted against the Company or its directors; uncertainties related to the Company’s capital requirements and its expected cash runway; the failure to obtain, adequately protect, maintain or enforce the Company’s intellectual property rights; and other risks and uncertainties from time to time described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with Securities and Exchange Commission (“SEC”) on April 22, 2024, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements which speak only as of the date made. Except as required by law, the Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of the Original Report to conform these statements to actual results or to changes in its expectations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*‡	Asset Purchase Agreement, dated April 24, 2024, by and between Cidara Therapeutics, Inc. and NAPP Pharmaceutical Group Limited.
2.2*	Assignment and Novation Agreement, dated April 24, 2024, by and between Cidara Therapeutics, Inc. and NAPP Pharmaceutical Group Limited.
2.3*	First Amendment to Melinta License Agreement, dated April 23, 2024, by and between Melinta Therapeutics, LLC and Cidara Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
‡	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: April 29, 2024	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)